Exhibit 99.1

ZymoGenetics Receives Notice from Novo Nordisk to Extend Option and License Agreement

     SEATTLE--(BUSINESS WIRE)--June 9, 2004--

            Novo Nordisk Extends Option to License Ex-North American
                    Rights to Proteins Through November 2006

     ZymoGenetics, Inc. (Nasdaq:ZGEN) announced today the receipt of a notice from Novo Nordisk exercising its extension right under an existing option and licensing agreement which gives them the right to exclusively license a limited number of proteins outside North America. The option agreement was first signed in November 2000, and was scheduled to expire in November 2004. Under the terms of this agreement, Novo Nordisk will extend the option agreement for two years and will pay ZymoGenetics $7.5 million each year. Upon selection of a protein under this agreement, ZymoGenetics would receive an up front fee along with potential milestone and royalty payments.
     "We continue to find novel proteins with therapeutic potential," said Bruce L.A. Carter, Ph.D., President and Chief Executive Officer of ZymoGenetics. "The decision by Novo Nordisk to extend the option agreement is a vote of confidence in our ability to maintain the productivity of our protein discovery efforts. Because we are focused on developing these proteins for North American markets, we are pleased to have a company like Novo Nordisk committed to the development of proteins in the rest of the world."

     About the Option and License Agreement

     ZymoGenetics and Novo Nordisk entered into a four-year option agreement in November 2000 under which Novo Nordisk pays ZymoGenetics an annual option fee of $7.5 million. In return, Novo Nordisk has the right to license exclusive rights to a limited number of proteins outside North America. All previous terms of the original agreement are still in force, and the extension gives Novo Nordisk the option to license exclusive rights to a limited number of proteins outside North America until November 2006. To this point, Novo Nordisk has taken licenses to IL-21, IL-20 and the IL-20 receptor under the option and license agreement.

     About ZymoGenetics

     ZymoGenetics is a biopharmaceutical company focused on the discovery, development and commercialization of therapeutic proteins for the prevention or treatment of human diseases. The Company is developing a diverse pipeline of potential proprietary product candidates that are moving into and through clinical development. These span a wide array of clinical opportunities that include bleeding, autoimmune diseases and cancer. ZymoGenetics intends to commercialize these product candidates through internal development, collaborations with partners, and out-licensing of patents from its extensive patent portfolio. For further information, visit www.zymogenetics.com.

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of ZymoGenetics. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. ZymoGenetics' actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with our unproven discovery strategy, preclinical and clinical development, regulatory oversight, intellectual property claims and litigation and other risks detailed in ZymoGenetics' public filings with the Securities and Exchange Commission, including ZymoGenetics' Annual Report on Form 10-K for the year ended December 31, 2003. Except as required by law, ZymoGenetics undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.


     CONTACT: ZymoGenetics, Inc., Seattle
              John Calhoun, 206-442-6744 (Investor Relations)
              Susan W. Specht, 206-442-6592 (Media Relations)